EXHIBIT 10.4


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         AMENDMENT NO. 2 dated as of August 26, 2002 between MEDJET INC. (the "Company"), a Delaware corporation having an office at 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837 and EUGENE I. GORDON ("Executive"), residing at 1535 Coles Avenue, Mountainside, New Jersey 07092 to the EMPLOYMENT AGREEMENT dated as of April 9, 1999, as amended as of March 13, 2002, between the Company and Executive (the "Employment Agreement").

                                   WITNESSETH

         WHEREAS, Executive has served as Chairman, Chief Executive Officer, and Chief Technical Officer of the Company since its inception;

         WHEREAS, the Company desires to continue to receive the benefit of Executive's services and Executive is willing to continue to provide such services to the Company, upon the terms and conditions set forth in this Agreement;

         WHEREAS, the Company is a party to the Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001, with VISX, Incorporated ("Parent") and Orion Acquisition Corp., as amended (the "Merger Agreement"); capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

         1. Section 1 of Amendment No. 1 to Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "In order to induce Executive to enter into this Agreement, Executive will be paid an inducement bonus either (i) in the form of an option to purchase 32,000 shares of Company common stock at an exercise price of $0.15, which option shall only be exercisable if the Merger is consummated or (ii) in $60,000 cash, payable by the Company no later than ten days after the Merger is terminated."

         2. Except as hereby amended, the Employment Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         3. Governing Law. This Amendment shall be governed by and construed and enforced with the laws and decisions of the State of New Jersey applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of laws.


                                  MEDJET INC.

                                  By:  /s/  Cheryl Blake
                                     -------------------------------------------
                                     Cheryl Blake
                                     Vice President Finance &
                                     Human Resources

                                  EXECUTIVE

                                  By:  /s/  Eugene I. Gordon
                                     -------------------------------------------
                                     Eugene I. Gordon


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